                                               Rule 424(b)(3)
                                               File No. 33-62479


Pricing Supplement No. 20                      Dated: October 24, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000

HELLER FINANCIAL, INC.

MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FIXED RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $100,000,000                 Issue Price: 100 %

Original Issue Date: November 1, 1996          Stated Maturity Date: May 3, 1999

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
        (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
        (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
        (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [] LIBOR [] Treasury Rate
                [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 3rd day of May and November of each year, beginning May 5, 1997, up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A

                                               Rule 424(b)(3)
                                               File No. 33-62479


Pricing Supplement No. 20                      Dated: October 24, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


Initial Interest Rate: 6.41%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A                     Minimum Interest Rate: N/A

Spread (+/-): N/A                              Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
        Initial Redemption Date:
        The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
        Optional Repayment Dates:
        Optional Repayment Prices:

Repayment Provisions:
        (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
        Total Amount of OID:
        Yield to Maturity:
        Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .115%.

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO.20 UNDER MTN-SERIES G PROGRAM: $550,800,000.00
                   b)  CUSIP #42333HGD8

Agent:  Lehman Brothers Inc.
        Three World Financial Center
        12th Floor
        New York, New York 10285

                                          Rule 424(b)(3)
                                          File No. 33-62479


Pricing Supplement No. 21                 Dated: October 31, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000

HELLER FINANCIAL, INC.

MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount: $100,000,000            Issue Price: 100 %

Original Issue Date: November 4, 1996     Stated Maturity Date: November 4, 1997

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
        (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
        (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
        (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [] LIBOR [] Treasury Rate
                [] Federal Funds Rate [X] Prime Rate [] Other: Fixed

Interest Reset Period: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Each Business Day, up to but excluding the Stated Maturity Date, provided that there will be a Two Business Day cutoff prior to each Interest Payment Date.


Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 4th day of February, May August and November, beginning February 4, 1997, up to and including the Stated Maturity Date.

                                          Rule 424(b)(3)
                                          File No. 33-62479


Pricing Supplement No. 21                 Dated: October 31, 1996
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


Interest Determination Date(s): Daily, With One Day Delay

Initial Interest Rate: To be determined

Index Maturity: Daily

Day Count Convention: Act/360

Maximum Interest Rate: N/A                Minimum Interest Rate: N/A

Spread (+/-): -2.79%                      Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
        Initial Redemption Date:
        The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
        Optional Repayment Dates:
        Optional Repayment Prices:

Repayment Provisions:
        (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
        Total Amount of OID:
        Yield to Maturity:
        Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: 0%.

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 21 UNDER MTN-SERIES G PROGRAM: $650,800,000.00
                   b)  CUSIP #42333HGE6

Agent:  Merrill Lynch & Co.
        250 Vesey Street
        New York, NY 10281